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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): March 25, 2005

                            Impax Laboratories, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)
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
                   Delaware                                 0-27354                             65-0403311
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(State or other jurisdiction of incorporation)       (Commission File Number)         (IRS Employer Identification No.)

             30831 Huntwood Ave., Hayward, CA                                                      94544
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         (Address of principal executive offices)                                                (Zip Code)
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        Registrant's telephone number, including area code (510) 476-2000
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On March 25, 2005, Impax Laboratories, Inc. (the "Company") entered into an Amendment to a Strategic Alliance Agreement, dated as of June 27, 2001, between Impax and Teva Pharmaceuticals Curacao N.V. ("Teva"). The original Strategic Alliance Agreement grants Teva marketing rights to certain of our products. The products are generally produced by Impax and marketed and sold by Teva. Profits from the sale of such products are shared between the parties as provided in the Agreement. Profits are calculated based on the definition of "Net Sales" under the Agreement.

         Pursuant to the Amendment, the parties agreed to amend the definition of Net Sales under the Agreement by generally providing fixed percentages to be deducted from gross sales for a number of specific deductions occurring in the ordinary course of business, rather than varying amounts previously calculated or estimated by Teva under the Agreement. The Amendment provides that deductions for certain routine adjustments are based upon good-faith estimates by Teva at the time of sale, and are subject to a year-end reconciliation. The changes to the definition of Net Sales were intended to simplify the calculations under the Agreement.

         In addition, Teva will provide a certificate of its Chief Financial Officer with each quarterly report that it is required to give under the Agreement, certifying to the accuracy and completeness of such quarterly report.

         The parties also agreed that Teva would cooperate with Impax to provide reasonable and necessary information in order to enable Impax to verify Net Sales and the "Impax Margin" (as defined in the Agreement) on a quarterly basis.

         Except for the changes provided in the Amendment, the Agreement remains in full force and effect.

         See also Item 7.01 for additional information concerning Teva and the Strategic Alliance Agreement.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

         On March 31, 2005, Impax announced that it was unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "2004 Form 10-K") by March 31, 2005. On March 16, 2005, the Company filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission ("SEC") for the 2004 Form 10-K, in which it stated that the Company expected to be able to file the 2004 Form 10-K by the end of March, within the 15 day extension provided by the SEC. The Company now has determined that it requires more time to complete the year-end financial closing. See Item 7.01.

         A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.


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         On March 31, 2005, Impax sent notification to NASDAQ that Impax's 2004
Form 10-K was not filed by March 31, 2005. As a result of its failure to file the 2004 Form 10-K by March 31, 2005, Impax is no longer in compliance with conditions for the continued listing of Impax's common stock on the NASDAQ Stock Market under NASDAQ Marketplace Rule 4310(c)(14), which generally requires that all reports required to be filed with the SEC shall be filed with NASDAQ on or before the date they are required to be filed with the SEC. Impax expects that NASDAQ will append a fifth character, "E", to Impax's trading symbol until it has filed the 2004 Form 10-K. Furthermore, NASDAQ can issue a delisting letter. Impax expects to request and participate in a hearing before a NASDAQ panel regarding its compliance with the listing standards.

ITEM 7.01 REGULATION FD DISCLOSURE

         On March 28, 2005, Impax and Teva agreed to final amounts of Net Sales and Impax Margin under the Strategic Alliance Agreement for the three months and year ended December 31, 2004. These agreed amounts are not subject to future adjustment.

         On March 31, 2005, Impax announced that it was not able to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

             99.1 - Press Release



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     IMPAX LABORATORIES, INC.


Date: March 31, 2005                 By: /s/ Barry R. Edwards
                                         ------------------------------
                                         Name: Barry R. Edwards
                                         Title: Chief Executive Officer


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